The American Funds Tax-Exempt Series I 6455 Irvine Center Drive, Irvine, California 92618 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

BRENDA S. ELLERIN, President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of The American Funds Tax-Exempt Series I (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended January 31, 2016 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE AMERICAN FUNDS TAX-EXEMPT SERIES I	THE AMERICAN FUNDS TAX-EXEMPT SERIES I

/s/ Brenda S. Ellerin	/s/ Brian C. Janssen
Brenda S. Ellerin, President	Brian C. Janssen, Treasurer

Date: March 31, 2016	Date: March 31, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE AMERICAN FUNDS TAX-EXEMPT SERIES I and will be retained by THE AMERICAN FUNDS TAX-EXEMPT SERIES I and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.